UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SKY PETROLEUM, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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SKY PETROLEUM, INC.

SUITE 1540 • 401 CONGRESS AVENUE

AUSTIN • TEXAS • 78701

Notice of Annual Meeting of Stockholders

To all Stockholders of Sky Petroleum, Inc.:

You are invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Sky Petroleum, Inc. (the “Company”). The Annual Meeting will be held at the law offices of Dorsey & Whitney LLP, 370 17th Street, Suite 4700, Denver, Colorado 80202, on Wednesday, June 27, 2007, at 9:00 a.m. (MST). The purposes of the meeting are:

1.

The election of the Nominees to the Company’s Board of Directors to serve until the Company’s 2008 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are Nominees for election as Directors: Ian R. Baron, Peter J. Cockcroft, Karim Jobanputra, Brent D. Kinney, Nigel McCue, and Michael D. Noonan.

2.	To ratify the Company’s 2006 audited financial statements;

3.	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2007; and

4.	Any other business that may properly come before the meeting.

The Board of Directors has fixed May 11, 2007, as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of May 11, 2007, will be available at the Annual Meeting for inspection by any stockholder. Stockholders will need to register at the meeting to attend the meeting. If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Company stock as of May 11, 2007. Please bring that documentation to the meeting.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ Michael D. Noonan
Michael D. Noonan

Secretary

Austin, Texas

May 30, 2007

SKY PETROLEUM, INC.

SUITE 1540 • 401 CONGRESS AVENUE

AUSTIN • TEXAS • 78701

Proxy Statement

for

Annual Meeting of Shareholders

To Be Held June 27, 2007

Unless the context requires otherwise, references in this statement to “Sky Petroleum,” the “Company,” “we,” “us” or “our” refer to Sky Petroleum, Inc.

The Annual Meeting of Stockholders of Sky Petroleum, Inc. (the “Annual Meeting”) will be held on Wednesday, June 27, 2007 at the law offices of Dorsey & Whitney LLP, 370 17th Street, Suite 4700, Denver, Colorado 80202, on Wednesday, June 27, 2007, at 9:00 a.m. (MST).

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for this Annual Meeting. The Company anticipates that this Proxy Statement and the form of proxy will first be mailed to holders of the Company’s Stock on or about May 30, 2007.

You are invited to attend the meeting at the above stated time and location. If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee–you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all Directors, FOR the ratification of the 2006 audited financial statements, and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Our corporate bylaws define a quorum as a one-third of the voting power of the issued and outstanding voting stock present in person or by proxy. The Company’s Articles of Incorporation do not allow cumulative voting for Directors. The nominees who receive the most votes will be elected. A simple majority of the shares present, whether in person or by proxy, is required to ratify the audited financial statements and the appointment of the Company’s independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business May 11, 2007, and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Brent D. Kinney, President and Chief Executive Officer to the Company, and Michael D. Noonan, Secretary and Corporate Vice President to the Company, your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed May 11, 2007, as the record date for the Annual Meeting. Only holders of Sky Petroleum voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of May 11, 2007, the Company had 58,793,709 shares of Common Stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

•	The election of six (6) directors for terms expiring in 2008;

•	The ratification of the Company’s 2006 audited financial statements;

•	The ratification of the appointment of the Company’s independent registered public accounting firm; and

•	Any other business that may properly come before the meeting.

How many votes do I get?

Each share of Common Stock is entitled to one vote. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the nominees to the Board, FOR the ratification of the 2006 audited financial statements, and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

How do I vote?

You have several voting options. You may vote by:

•	Signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope;

•	Signing and faxing your proxy card to our transfer agent for proxy voting at the number provided on the proxy card;

•	Voting over the Internet by following the procedures provided on the proxy card; or

•	Attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What if I share an address with another shareholder and we received only one copy of the proxy materials?

If certain requirements are met under relevant U.S. securities law, including in some circumstances, the shareholder’s prior written consent, we are permitted to deliver one annual report and one proxy statement to a group of shareholders who share the same address. If you share an address with another shareholder and have received only one copy of the proxy materials, but desire another copy, please send written request to our offices at the address below or call us at (512) 687-3427 to request another copy of the proxy materials. Please note that each shareholder should receive a separate proxy card to vote the shares they own.

Send requests to:

Sky Petroleum, Inc.

Suite 1540-401 Congress Avenue

Austin, Texas 78701

Attention: Michael D. Noonan Secretary

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•

Signing another proxy with a later date and mailing it to the attention of: Jason K. Brenkert, Inspector of Elections, at 370 17th Street, Suite 4700, Denver, Colorado, 80237, so long as it is received prior to 12:00 p.m., MST, on June 26, 2007;

•	Voting in person at the Annual Meeting; or

•	Giving written notice to the Company’s Secretary, Michael D. Noonan, at the address given above, prior to 12:00 p.m., PST on June 25, 2007.

How many votes do you need to hold the meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that one-third of the outstanding voting shares of the Company as of the record date must be present at the meeting. Your shares will be counted as present at the Annual Meeting if you:

•	Submit a properly executed proxy card (even if you do not provide voting instructions); or

•	Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals and will not affect the outcome of the vote of any proposal contained in this year’s Proxy Statement.

How many votes are needed to elect directors?

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees.

How many votes are needed to ratify the audited financial statements?

The ratification of the audited financial statements will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal (a majority of shares voting). A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will not count FOR or AGAINST this proposal.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal (a majority of shares voting). A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will not count FOR or AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the meeting.

Where can I find the voting results of the meeting?

The Company will publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2007, which will be filed with the Securities and Exchange Commission (SEC). Within four (4) business days of the Annual Meeting, the Company will file a current report on Form 8-K if the shareholders elect new directors.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement. The Company will pay a reasonable fee in relation to these services. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2008 annual meeting of Stockholders?

In order to be considered for inclusion in next year’s (2008) proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Michael D. Noonan, at Sky Petroleum, Inc., Suite 1540- 401 Congress Avenue, Austin, Texas 78701 and received no later than January 30, 2008. Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after April 15, 2008 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934.

How can I obtain a copy of the 2006 Annual Report on Form 10-KSB?

The Company’s 2006 Annual Report on Form 10-KSB, including financial statements, accompanies this proxy statement and is available through the SEC’s website at http://www.sec.gov.

At the written request of any stockholder who owns Common Stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2006 Annual Report on Form 10-KSB as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2006 Annual Report on Form 10-KSB should be mailed to:

Sky Petroleum, Inc.

Suite 1540-401 Congress Avenue

Austin, Texas 78701

Attention: Michael D. Noonan Secretary

What materials accompany or are attached to this proxy statement?

The following materials accompany or are attached to this proxy statement:

1.	Form Proxy Card
2.	The Company’s 2006 Annual Report on Form 10-KSB

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board to have at least one (1) and no more than seven (7) Directors. The current Board is composed of six (6) Directors.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board of Directors has nominated the following six, current Board Members for election at the 2007 Annual Meeting, to hold office until the 2008 Annual Meeting:

•	Ian R. Baron;
•	Peter J. Cockcroft;
•	Karim Jobanputra;
•	Brent D. Kinney;
•	Nigel McCue; and
•	Michael D. Noonan.

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

The Board recommends a vote FOR each of the nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The Company’s Board of Directors consists currently of six directors. Directors are elected for one-year terms and serve until their successors are elected and qualified. All of the executive officers of the Company are full-time employees of the Company. Executive officers of the Company are appointed for a one-year term and serve until their respective successors have been selected and qualified; provided, however, such officers are subject to removal at any time by the affirmative vote of a majority of the Board of Directors. The ages of the directors, executive officers and key employees are shown as of December 31, 2006, except for Mike Churchill, who was appointment as our Chief Financial Officer on February 5, 2007.

Name	Position	Director/Officer Since	Age

Brent D. Kinney	Chief Executive Officer, Director	November 1, 2005(1)	64
	and Principal Executive Officer

Daniel F. Meyer(2)	Former Director	December 20, 2004(2)	51

Michael D. Noonan(3)	Vice President, Corporate, Secretary and Director	August 25, 2005	48

Karim Jobanputra	Director	November 2, 2005	41

Ian R. Baron	Director	November 16, 2005	50

Peter J. Cockcroft	Director	November 16, 2005	56

Nigel McCue	Director	May 30, 2006	55

Shafiq Ur Rahman	Manager of Finance and Administration Principal Financial and Accounting Officer	May 29, 2006	56
Mike Churchill	Chief Financial Officer	February 5, 2007	58

(1)	Mr. Kinney was appointed Chief Executive Officer on November 1, 2005, and appointed as director on November 16, 2005.
(2)	Mr. Meyer resigned as President, Secretary and Treasurer effective May 30, 2006. Mr. Meyer resigned as a director on August 14, 2006, to pursue other business opportunities.
(3)	Mr. Noonan was appointed as director on November 16, 2005. Mr. Noonan was appointed Secretary effective May 30, 2006.

The following is a description of the principal occupations and other employment during the past five years and their directorships in certain companies of the directors of the Company. This information is as reported by the respective directors.

Brent D. Kinney — Chief Executive Officer and Director. Mr. Kinney, aged 64, holds a BA in Geology and a LLM degree from the University of Manitoba, Canada. Mr. Kinney was a partner with one of Calgary Alberta’s leading energy law firms until 1991 when he moved to Doha, Qatar to advise the Minister of Energy on petroleum matters. On leaving Qatar, Mr. Kinney joined a law firm based in London to work at its Hong Kong office and advised the firms clients on energy matters From 1997 to 2000, he worked for the firms office in Dubai In 2000, he managed a joint venture with Renaissance Energy Ltd., a Canadian based energy and petroleum company, to pursue opportunities on energy and petroleum matters in Iran. This joint venture was dissolved in 2001, and since that time, Mr. Kinney has worked in Dubai as an independent consultant advising governments and international oil companies. Mr. Kinney sits on the boards of directors of four companies, Husky Energy, Inc., Dragon Oil plc, Western Copper Corporation and Benchmark Energy Corp.

Daniel F. Meyer – Director. Daniel F. Meyer, age 51, served as the Company’s President, Secretary and Treasurer from December 20, 2004 through May 30, 2006. Mr. Meyer served as a director from December 20, 2004 to August 14, 2006. From November 2003 to the present, Mr. Meyer was self-employed as a financial consultant. From April 2003 to November 2003, Mr. Meyer was Vice President of Operations for Canada’s Choice at Home’n Officer Inc., a division of Canada’s Choice Spring Water Co. Mr. Meyer was responsible for all operations, marketing and client relationship management for Northern Alberta. From 1994 to 2003, Mr. Meyer was president and principle shareholder of Canyon Springs Water Co. Ltd., a private Alberta bottled water company. Mr. Meyer was responsible for overseeing all aspects of the business, including client relations, marketing, strategic planning, transportation and financial and business development. Under Mr. Meyer’s management, Canyon Springs grew to be one of the largest bottled water companies in Alberta, packaging both wholesale and retail water products for distribution to home, office, major grocery chains and other major distribution plants such as Dairyland Alberta. Canyon Springs had offices in Edmonton and Calgary. The company was purchased by Canada’s Choice in 2003.

Michael D. Noonan – Vice President, Corporate and Director. Michael D. Noonan, age 48, has been the Company’s Vice President, Corporate since August 25, 2005. Mr. Noonan has more than 15 years of investor relations, corporate finance and corporate governance experience. Prior to joining the Company, Mr. Noonan worked for Forgent Networks from May, 2002 to February, 2006, where he most recently served as the Senior Director of Investor Relations. Prior to working at Forgent, Mr. Noonan was employed for two years from March 2000 to March 2002, by Pierpont Communications, an investor and public relations firm, where he was a Senior Vice President. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, an electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals. He received a Master of Business Administration degree from Athabasca University in Alberta, Canada; a Bachelor of Business Administration degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; and an Executive Juris Doctorate from Concord School of Law in Los Angeles, California.

Karim Jobanputra – Director. Mr. Jobanputra, age 41, is an entrepreneur and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international business development, and also works as a self-employed consultant based in the United Kingdom. For the past 5 years he has provided consulting services to companies in the areas of corporate finance and business development in the Asian and Middle East markets, including Indonesia, Qatar, Saudi Arabia, India and China. Karim Jobanputra has been a director of O2Diesel Corp. since July 15, 2003. Mr. Jobanputra was nominated as a director by Sheikh Hamad Bin Jassim Bin Jabr al-Thani, the holder of 3,055,556 shares of Series A Preferred Stock purchased on September 20, 2005. Under the terms of the certificate of designation of rights and preferences of the Series A Preferred Stock, holders of the Series A Preferred Stock are entitled to elect one director to our board of directors. See, “Right to Appoint Directors,” below.

Ian R. Baron — Director. Mr. Baron, age 50, is the founding partner of Energy Services Group Dubai since February 2002. Mr. Baron is a graduate of Manchester University with a degree in geology. He has served as exploration director of Meridian Oil & Petrogulf Resources, Australia; Vice-President Conoco Middle East Ltd.; and CEO Dragon Oil plc (August 1999-February 2002); COO Aurado Energy Inc., Canada. He currently serves as non-executive director of the following companies; Concorde Oil & Gas plc, UK; Cadogan Petroleum plc, UK; Willstar Energy LP, USA. .

Peter J. Cockcroft —Director. Mr. Cockcroft, age 56, is a geologist (University of Sydney) and consultant. Mr. Cockcroft has graduate business qualifications (Edinburgh Business School); he has recently been honored as a 2004 – 2005 Distinguished Lecturer for the Society of Petroleum Engineers on the topic of International Risk Management. A Permanent Resident of Singapore, he was appointed as a Research Fellow at Institute of South East Asian Studies (a Singapore “think-tank”) in September 2004 where he is writing a book on Asian Energy Investment. Mr. Cockcroft is a Life Fellow of the Royal Geographical Society, a Life Member of the Society of

Petroleum Engineers, and A Fellow of the American Academy of Financial Management. He was a previous Chairman of Baraka Petroleum and was a founding Board member of Kuwait Energy KSC from October 2005 – January 2006, as well as Australian Oil Company Pty. Ltd. (AOC.AX). His last permanent position was as Advisor to the CEO of Premier Oil plc from March 2001 until January 2005. In December, 2006, he was appointed as Petroleum Advisor to the Prime Minister of East Timor.

Nigel R. McCue —Director. Mr. McCue, age 55, has over thirty years experience in the upstream sector of the petroleum industry. He is a Director and Chief Executive Officer of Jura Energy Corporation (appointed April 2006, current), a company listed on the Toronto Stock Exchange. He is a Director of Nemmoco Petroleum Limited (appointed April 2001, current), a private exploration and production company with interests located principally in Central and Eastern Europe. Prior to this he was a Director and Chief Financial Officer of Lundin Oil AB, a company with interests in over twenty countries with specific experience in mergers and acquisition, equity, corporate and project debt finance, and stock exchange listings. Prior to this, he held various positions with Chevron Overseas Inc. and Gulf Oil Corporation. Mr. McCue is a Non-Executive Director of Dragon Oil Plc (appointed April 2002, current) and is chairman of its audit committee and a member of its remuneration and nomination committees. He is also a Non-Executive Director of Lamprell plc. (appointed July 2006, current) and is chairman of its audit committee and a member of its remuneration and nomination committees.

Shafiq Ur Rahman — Manager of Finance and Administration. Shafiq Ur Rahman, age 56, is our Manager of Finance and Administration. Mr. Rahman has more than 30 years experience in the oil and gas industry. Prior to joining the company he served as Chief Accountant and Director of Finance and Administration for several companies, including in the past, Huston Oil and Minerals, Tenneco Oil, Lundin Oil (formerly International Petroleum Inc.), Arabex Petroleum, and Coplex Resources. From 1993-2003 Mr. Rahman worked as Chief Accountant to Resource Petrochemical Consultants. From October 2003- December 2005, Mr. Rahman was employed by Tanganyika Oil Company as Chief Accountant for its subsidiary Dublin International Petroleum (Syria). Mr. Rahman took an extended vacation prior to joining us on a part-time basis in February and full-time beginning in May of 2006. Mr. Rahman’s global experience includes working in various countries in the Middle East, North and West Africa, and Asia. Mr. Rahman has a Bachelor in Commerce degree from Karachi University.

Mike Churchill — Chief Financial Officer. Mr. Churchill has been a Senior Associate with vcfo since the fall of 2006. In the twelve years before joining vcfo, Mr. Churchill served as a Managing Director of Strategic Partners International, Inc. (“SPI”), an investment banking firm addressing companies’ financing needs and as a consultant. While at SPI, Mr. Churchill sourced capital funding for two oil and gas companies and two bio-tech companies. Mr. Churchill also has over 18 years of experience in executive management with several banks and savings and loans. Mr. Churchill spent five years with Arthur Andersen and Company. Mr. Churchill has a B.B.A. in Accounting from the University of Texas, Austin and has been a CPA in the State of Texas since 1972.

Family Relationships

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Each of our directors was nominated to be elected as directors at our annual shareholders’ meeting scheduled on June 26, 2006. We failed to obtain a quorum and our annual meeting was adjourned until July 31, 2006. On July 31, 2006, each director was elected to a new term.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS STRUCTURE

The Company’s current bylaws require the Board to have at least one (1) and no more than seven (7) Directors. The current Board is composed of six (6) Directors.

Director Independence

We have six (6) directors at December 31, 2006, including three independent directors, as follows:

•	Ian R. Baron
•	Peter J. Cockcroft - Independent
•	Karim Jobanputra - Independent
•	Brent D. Kinney
•	Nigel McCue - Independent
•	Michael D. Noonan

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 121A of the American Stock Exchange Company Guide.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE

OF ANNUAL MEETING

During the fiscal year ending December 31, 2006, the Board held 3 meetings of the Board. None of the incumbent Directors attended fewer than 75% of the board meetings.

Board members are not required to attend the annual meeting. Last year, all of the Company’s directors attended the first scheduled annual meeting of the Company, except for Peter Cockcroft, who was unable to attend.

COMMUNICATIONS TO THE BOARD

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Michael D. Noonan, Suite 1540- 401 Congress Avenue, Austin, Texas 78701. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

BOARD COMMITTEES

Our Board of Directors has established three board committees: an Audit Committee, a Compensation Committee, and a Nominating Committee. The information below sets out the current members of each of Sky Petroleum’s board committees and the advisory board and summarizes the functions of each of the committees in accordance with their mandates.

 Audit Committee and Audit Committee Financial Experts

We have a standing audit committee and audit committee charter, which complies with Rule 10A-3. Our audit committee was established in accordance with section 3 (a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our audit committee is comprised of three directors all of whom, in the opinion of the Company’s Board of Directors are independent (in accordance with Rule 10A-3 and the requirements of the American Stock Exchange) and financially literate: Peter Cockcroft, Karim Jobanputra, and Nigel McCue. Mr. Nigel McCue satisfies the requirement of a “financial expert” as defined under Item 401(e) of Regulation S-B and is, in the opinion of the Company’s Board of Directors, “independent” as that term is used in section 121B of the American Stock Exchange Company Guide and rule 10A-3 (b) (i) of the Securities Exchange Act of 1934, as amended.

Our audit committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our audit committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

Our audit committee monitors our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our audit committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the audit committee. Our audit committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended December 31, 2006, the Audit Committee did not meet, because the Audit Committee was not formed until the middle of the year. Prior to the Audit Committee being formed, the Board of Directors acted in regard to matters now relevant to the Committee. A copy of the Audit Committee charter can be found on the Company’s website at www.skypetroleum.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors (the “Board”). The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2006 financial statements, the Committee reviewed the 2006 audited financial statements, which appear in the 2006 Annual Report to Shareholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2006. The Committee and the Board have also recommended the selection of BDO Patel & Al Saleh as independent auditors for the Company for the year 2007

Submitted by the Audit Committee Members

Peter Cockcroft

Karim Jobanputra

Nigel McCue

Compensation Committee

We have a Compensation Committee comprised of three directors all of whom, in the opinion of the Company’s Board of Directors, are independent (under section 121A of the American Stock Exchange Company Guide): Peter Cockcroft, Karim Jobanputra, and Nigel McCue. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation. In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options.

During the fiscal year ended December 31, 2006, the Compensation Committee did not meet, because the Compensation Committee was not formed until the middle of the year. Prior to the Audit Committee being formed, the Board of Directors acted in regard to matters now relevant to the Committee. . A copy of the Compensation Committee charter can be found on the Company’s website at www.skypetroleum.com

Nominating Committee

We have a Nominating Committee comprised of three directors all of whom, in the opinion of the Company’s Board of Directors, are independent (under section 121A of the American Stock Exchange Company Guide): Peter Cockcroft, Karim Jobanputra, and Nigel McCue.

The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has not set formal criteria necessary for the consideration of a candidate, but the Committee does assess the nominee’s independence, as well as considers his or her experience, areas of expertise, diversity, perspective, broad business judgment and leadership, all in the context of an assessment of the perceived needs of the Board at that time.

Shareholder nominees are subject to the same consideration as nominees selected by the Committee or the Board. The Committee does not have a set policy for whether or how shareholders are to recommend nominees for consideration by the Board. No shareholder or shareholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the Nominees included on the proxy card accompanying this proxy statement were nominated by the Nominating Committee and were recommended by the Company’s current board of directors.

During the fiscal year ended December 31, 2006, the Nominating Committee did not meet, because the Audit Committee was not formed until the middle of the year. Prior to the Audit Committee being formed, the Board of Directors acted in regard to matters now relevant to the Committee. A copy of the Nominating Committee charter can be found on the Company’s website at www.skypetroleum.com.

DIRECTOR COMPENSATION

On January 11, 2006, our board of directors approved a compensation plan, effective November 16, 2005, pursuant to which each director would receive the following compensation:

•	annual director fees of $30,000 per year, payable quarterly in arrears;

•

director compensation options consisting of 200,000 options exercisable to acquire shares of common stock at $1.00 per share for non-U.S. directors and at fair market value on the date of grant for U.S. directors;

•	meeting fees of $1,200 per meeting, including committee meetings; and

•	reimbursement of expenses related to service in the capacity of a member of the Board.

OTHER GOVERNANCE MATTERS

Code of Ethics

We have adopted a corporate code of ethics administered by our corporate secretary, Michael D. Noonan. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our code of ethics provides written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations; and
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

Our Code of Ethics is available at our website at www.skypetroleum.com. We intend to disclose any waiver from a provision of our code of ethics that applies to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of our code of ethics on our website. No waivers were granted from the requirements of our Code of Ethics during the year ended December 31, 2006, or during the subsequent period from January 1, 2007, through the date of this proxy statement.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely upon information provided to us by individual officers, directors and 10% Stockholders, we believe that all of these filing requirements were satisfied by our officers, directors, and 10% Stockholders in fiscal 2006, except as follows:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Karim Jobanputra	Director	--	--	Late/1
Ian R. Baron	Director	--	--	Late/1
Sheikh Hamad Bin Jassen Bin Jaber Al Thani	10% Shareholder	--	--	Late/1
Nigel R. McCue	Director	Late/1	Late/1	Late/1

EXECUTIVE COMPENSATION

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the fiscal year ended December 31, 2006 is as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Brent Kinney Chief Executive Officer and Director	2006	$244,500(1)	--	--	--	--	--	--	$244,500
Michael D. Noonan Corporate Secretary, Vice President Corporate, and Direct	2006	$154,500(2)	--	--	--	--	--	--	$154,500
Daniel Meyer Former President and Former Director	2006	$146,725(3)	--	--	--	--	--	--	$146,725
Shafiq Ur Rahman Manager of Finance and Administration	2006	$89,248	--	--	--	--	--	--	$89,248

(1)	Includes $210,000 in salary for services as Chief Executive Officer, $30,000 in director fees, and $4,500 in board of directors meeting allowance
(2)	Includes $120,000 paid in consulting fees for services as Corporate Secretary, $30,000 in director fees, and $4,500 in board of directors meeting allowance
(3)	Includes $126,825 paid in consulting fees for services to the Company, $17,500 in directors fees, and $2,400 in board of directors meeting allowance

Executive Compensation Agreements and Summary of Executive Compensation

Report of the Board of Directors on Executive Compensation

During the year ended December 31, 2006, our Board of Directors was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid by us to each of our directors and officers and the terms of those persons’ employment is determined solely by the Board of Directors. We believe that the compensation paid to its directors and officers is fair to the company.

Prior to November 16, 2005, Daniel Meyer, our former President, negotiated all executive salaries on our behalf. Currently, the Board of Directors reviewed the compensation and benefits of all our executive officers and established and reviewed general policies relating to compensation and benefits of our employees. Directors do not participate in approving or authorizing their own salaries as executive officers.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Employment Agreement with Brent D. Kinney – Chief Executive Officer

On November 1, 2005, we entered into an employment agreement with Brent D. Kinney, under which Mr. Kinney was appointed as our chief executive officer. The following are the material terms and conditions of the Employment Agreement:

•	Mr. Kinney shall perform the duties and services as CEO beginning on November 1, 2005 for a period of three years.

•

During his employment, Mr. Kinney shall receive (i) a salary of $17,500 per month or such higher rate   as may from time-to-time be agreed between us and Mr. Kinney, (ii) an annual bonus in the amount determined by our board of directors, in its sole discretion, and (iii) options to purchase 1,250,000 shares of our common stock at an exercise price of $1.00 per share, vesting one-third on October 1, 2006, one-third on October 1, 2007 and one-third on October 1, 2008.

•

We may by notice terminate the Employment Agreement, if at any time after October 1, 2006, the two Obligation Wells (as defined in a certain participation agreement) have failed to meet our expectations and the Sir Abu Nu’ayr exploration program does not provide us with commercially useful petroleum assets.

Before Mr. Kinney was appointed as our chief executive officer, he was retained by us as special legal counsel to advise us on petroleum matters as of April 1, 2005 and received legal cost of $53,919 from us for these services.

Consulting Agreement with Michael Noonan – Corporate Secretary

In connection with the appointment of Mr. Michael Noonan as our Vice President Corporate on August 25, 2005, we entered into an Independent Contractor Services Agreement and a Confidentiality Agreement for the services of Mr. Noonan as our Vice President Corporate. Under these agreements, we anticipate that Mr. Noonan will serve as our Vice President Corporate until July 31, 2006 at a consulting fee of $10,000 per month. Under the terms of the Confidentiality Agreement, Mr. Noonan is prohibited from disclosing certain confidential information with respect to Sky Petroleum for a period of five years following the termination of the Independent Contractor Services Agreement. In connection with Mr. Noonan’s appointment as Vice President Corporate, we granted Mr. Noonan stock options exercisable to acquire 600,000 shares of common stock exercisable at $1.29 per share of which 200,000 shares vest on April 30, 2006, 200,000 vest on April 30, 2007 and 200,000 shares vest on April 30, 2008.

On April 19, 2006, the Board of Directors appointed Michael Noonan to become Secretary to the company following the resignation of Daniel Meyer from that office. During the transition period from April 19, 2006 to May 30, 2006, Mr. Noonan aided Mr. Meyer and the company in carrying out the rights and responsibilities of the office. Following the end of the transition period, Mr. Meyer’s resignation was approved by the Board, effective May 30, 2006. On May 30, 2006, the Board approved the appointment of Mr. Noonan to the office of Secretary to the company and ratified and approved all previous actions taken by Mr. Noonan with respect to the rights and responsibilities of the office. Mr. Noonan continues to serve as Vice President, Corporate, a position he had held since August 25, 2005, and Director, to which he was appointed November 16, 2005.

Effective April 1, 2006, we entered into an addendum to the Independent Contractor Services Agreement to extend the term of the Agreement through July 31, 2007.

Consulting Arrangement and Separation Agreement with Daniel Meyer – Former President

We paid Daniel Meyer a consulting fee of $5,000 per month up to September 30, 2005 for his services as our President under the terms of an arrangement approved by the Board of Directors. On October 1, 2005 we increased the consulting fee paid to Mr. Meyer to $7,500 per month. We have no written agreement with Daniel Meyer in connection with this consulting arrangement.

Resignation of Daniel F. Meyer

In April, 2006, Daniel F. Meyer tendered his resignation as President, Secretary, and Treasurer to the Company. Following a transition period from April 19, 2006 to May 30, 2006, the Board of Directors accepted Mr. Meyer’s resignation, effective on or about May 30, 2006.

On August 14, 2006, we entered into a Separation Agreement with Dan Meyer, effective May 30, 2006, in connection with his resignation as our President, Treasurer and Secretary. Under the term of the Separation Agreement, Mr. Meyer released us of all claims relating to (1) breach of contract, personal injury, or tort including, but not limited to, claims of wrongful discharge, fraud, promissory estoppel, intentional infliction of emotional distress, defamation, and assault; (2) claims, if any, arising out of or in connection with the initiation, termination, or existence of Contractor’s employment relationship with us, or any services performed on our behalf; (3) claims, if any, regarding leave, vacation, bonuses, commissions, stock options, or any other form of payment or benefits attributable to his employment with Sky; and (4) employment discrimination on the basis of race, color, gender, disability, religion, national origin, age, or any other status protected by law. The Separation Agreement requires Mr. Meyer to keep confidential information confidential. Mr. Meyer retains options granted to him in his capacity as an officer, consultant and/or director of the corporation.

Concurrent with the execution and delivery of the Separation Agreement, Mr. Meyer resigned as a director of Sky Petroleum, Inc., effective August 14, 2006. Mr. Meyer resigned as a director to pursue other business opportunities.

Appointment of Shafiq Ur Rahman – Manager of Finance and Administration

The Board of Directors has designated and appointed Mr. Rahman Manager of Finances and Administration and the Principal Financial and Accounting Officer to the Company, effective May 29, 2006. Prior to his appointment, Mr. Rahman worked for us as a consultant on a part-time basis beginning in February 2006 at a fixed rate of $3,500 per month.

Mr. Rahman will work as a consultant for the Company at a fixed rate of $5,000 per month and an educational stipend of approximately $8,500 per quarter. We have no written agreement with Mr. Rahman in connection with this consulting arrangement.

Equity Awards

The following table sets forth certain information concerning our outstanding options for our named executive officers at December 31, 2006. None of our named executive officers had any unvested restricted stock awards at December 31, 2006.

Outstanding Equity Awards At Fiscal Year-End—2006

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		Options (#)	($)	Date
Brent Kinney	416,666	833,334	(1)	—	1.00	11/16/2012
	66,666	133,334	(1)		1.00	11/16/2012
Donald C. Cameron	100,000	100,000	(2)	—	1.00	4/30/2009
Michael Noonan	200,000	400,000	(3)		1.29	11/16/2012

	66,666	133,334	((3)	—	1.88	11/16/2012
James R. Screaton	66,666	66,667	(4)	—	.50	4/30/2009
Ian R. Baron	200,000	400,000	(5)	—	1.00	11/16/2012
Peter Cockcroft	66,666	133,334	(6)	—	1.00	11/16/2012
Nigel R. McCue	—	200,000	(7)	—	1.00	11/16/2012
Karim Jobanputra	66,666	133,334	(8)	—	1.00	11/16/2012
Daniel Meyer	66,666	133,334	(9)	—	1.00	11/16/2012
Ian R. Baron	66,666	133,334	(5)	—	1.00	11/16/2012
Totals	1,383,328	2,933,339

(1)

Mr. Kinney was appointed as our Chief Executive Officer on November 1, 2005. We granted Mr. Kinney options to purchase 1,250,000 shares of common stock exercisable at $1.00 per share. The options vest in 1/3 increments on October 1, 2006, 2007 and 2008. As of March 31, 2007, 416,666 options had vested. Mr. Kinney was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(2)

Mr. Cameron served as our Chief Executive Officer from July 26, 2005 to November 1, 2005. We entered into a termination and severance agreement with Mr. Cameron under which we agreed to grant Mr. Cameron 200,000 options exercisable at $1.00 per share, vesting 100,000 options on April 30, 2006 and the balance on April 30, 2007.

(3)

Mr. Noonan was appointed as our Vice President, Corporate on August 25, 2005. On September 28, 2005, we granted Mr. Noonan options to purchase 600,000 shares of common stock at $1.29 per share, of which 200,000 shares vest on April 30, 2006, 200,000 vest on April 30, 2007 and 200,000 shares vest on April 30, 2008. As of March 31, 2007, 200,000 options has vested. Mr. Noonan was appointed to our board of directors on November 16, 2005 and was granted 200,000 options at $1.88 per share, effective November 16, 2005, under our U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(4)

Mr. Screaton was appointed as our Vice President, Finance and Chief Financial Officer on August 25, 2005. On August 25, 2005, we agreed to grant Mr. Screaton options to purchase 400,000 shares of common stock of which 133,333 exercisable at $0.50 vest on April 30, 2006, 133,333 exercisable at $0.80 per share vest on April 30, 2007 and 133,334 exercisable at $1.00 per share vest on April 30, 2008. Mr. Screaton signed a Separation Agreement with the Company on May 29, 2006. Pursuant to such Agreement, Mr. Screaton’s stock options are amended such that 66,666 shares vest on April 30, 2006, and 66,666 shares vest on April 30, 2007, all shares exercisable at $.50 and terminating two years after vesting. All other stock options are terminated under the Agreement.

(5)

Mr. Baron was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested. We granted Mr. Baron 600,000 options, effective November 16, 2005, under the terms of an option agreement, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 200,000 options had vested.

(6)

Mr. Cockcroft was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(7)

Mr. McCue was appointed to our board of directors on May 30, 2006 and was granted 200,000 options, effective May 30, 2006, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, no options had vested.

(8)

Mr. Jobanputra was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(9)

Mr. Meyer served as the Company’s President, Secretary and Treasurer from December 20, 2004 through May 30, 2006. Mr. Meyer served as a director from December 20, 2004 to August 14, 2006 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ian Baron	$34,800	--	--	--	--	--	$34,800
Peter Cockcroft	$34,800	--	--	--	--	--	$34,800
Karim Jobanputra	$34,800	--	--	--	--	--	$34,800
Nigel McCue	$22,380	--	$360,616	--	--	--	$382,996

Director Compensation Agreements and Summary of Director Compensation Policies

Board Compensation

On January 11, 2006, our board of directors approved a compensation plan, effective November 16, 2005, pursuant to which each director would receive the following compensation:

•	annual director fees of $30,000 per year, payable quarterly in arrears;

•

director compensation options consisting of 200,000 options exercisable to acquire shares of common stock at $1.00 per share for non-U.S. directors and at fair market value on the date of grant for U.S. directors;

•	meeting fees of $1,200 per meeting, including committee meetings; and

•	reimbursement of expenses related to service in the capacity of a member of the Board.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our board of directors.

Consulting Agreement with Energy Services Group Dubai

Mr. Ian Baron, a director, is the founding partner of Energy Services Group Dubai (ESG), with which we entered into a Consulting and Business Development Agreement to retain the services of ESG to assist us in sourcing and in evaluating exploration and development opportunities. Pursuant to the Consulting Agreement ESG receives a retainer of $42,500 per month in return for which ESG must provide us with 25 man-days per month of consulting services ($1,700 per day). Additional days are charged at $1,700 per day and any days not used in a month are carried forward and credited to us for future use. The Consulting Agreement provides business development services to us on the basis that opportunities to participate in new ventures would first be presented to us and that Mr Baron would act as our negotiator on new ventures that we wished to pursue. The Consulting Agreement may be terminated on ninety days notice by either party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of December 31, 2006 by:

•	each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;
•	our named executive officers;
•	our directors; and
•	all of our executive officers and directors as a group.

Name of Shareholder	Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Named Executive Officers
Brent Kinney(2) Chief Executive Officer	P.O. Box 211247 Dubai United Arab Emirates	483,332		1.03%
Michael Noonan(3)	401 Congress Avenue Suite 1540 Austin, Texas USA 78701	476,666	(3)	1.01%
Vice President, Corporate
Karim Jobanputra(4)	P.O. Box 82 Doha State of Qatar	66,666		**
Director
Ian R. Baron(5)	P.O. Box 72794 Dubai United Arab Emirates	266,666		**
Director
Peter Cockcroft(6)	350 Orchard Road #21-01 Shaw House Singapore 238868	66,666		**
Director
Nigel R. McCue(7) Director	Suite 123 Umm Suqeim Building PO Box 37174 Sheikh Zayed Road Dubai UAE	--		**

All Officers & Directors as a		1,426,662		2.97%
Group
5% Shareholders
Sheikh Hamad Bin Jassen Bin Jaber Al Thani(8)	PO Box 4044 Alwajbam Palace Doha, Qatar	15,296,424	(8)	26.02%
Metage Capital Limited	8 Pollen Street London, W1S 1NG	4,000,000	(9)	8.59%

** Less than 1%.

(1)

Based on 46,571,485 shares issued and outstanding as of December 31, 2006, plus, for each person, the number of shares of common stock such person has the right to acquire within the 60 days after March 31, 2007. Excludes 12,222,224 shares of common stock acquirable upon conversion of Series A Preferred Stock and stock options that are not exercisable within 60 days of March 31, 2007.

(2)

Mr. Kinney was appointed as our Chief Executive Officer on November 1, 2005. We granted Mr. Kinney options to purchase 1,250,000 shares of common stock exercisable at $1.00 per share. The options vest in 1/3 increments on October 1, 2006, 2007 and 2008. As of March 31, 2007, 416,666 options had vested. Mr. Kinney was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(3)

Mr. Noonan was appointed as our Vice President, Corporate on August 25, 2005. On September 28, 2005, we granted Mr. Noonan options to purchase 600,000 shares of common stock at $1.29 per share, of which 200,000 shares vest on April 30, 2006, 200,000 vest on April 30, 2007 and 200,000 shares vest on April 30, 2008. As of March 31, 2007, 400,000 options has vested. Mr. Noonan was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested. Includes 10,000 shares of common stock..

(4)

Mr. Jobanputra was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(5)

Mr. Baron was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested. We granted Mr. Baron 600,000 options, effective November 16, 2005, under the terms of an option agreement, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 200,000 options had vested.

(6)

Mr. Cockcroft was appointed to our board of directors on November 16, 2005 and was granted 200,000 options, effective November 16, 2005, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, 66,666 options had vested.

(7)

Mr. McCue was appointed to our board of directors on May 30, 2006 and was granted 200,000 options, effective May 30, 2006, under our non-U.S. Employee Stock Option Plan, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter. As of March 31, 2007, no options had vested.

(8)

Includes 3,074,200 shares of common stock held by Sheikh Hamad Bin Jassen Bin Jaber Al Thani and 12,222,224 shares of common stock issued on April 20, 2007 upon conversion of 3,055,556 shares of Series A Preferred Stock held by the shareholder.

(9)

Metage Capital Limited beneficially owns 2,000,000 common shares through Metage Funds Limited, a Cayman Islands investment company, and 2,000,000 common shares through Metage Special Emerging Markets Fund Limited, a Cayman Islands investment company.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, named executive officers or more-than-five-percent shareholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction, from our inception (August 2002) to the date of this report, or in any proposed transactions which has materially affected or will materially affect us.

Employment Agreement with Brent D. Kinney

On November 1, 2005, we entered into an employment agreement with Brent D. Kinney, under which Mr. Kinney was appointed as our chief executive officer. The following are the material terms and conditions of the Employment Agreement:

•	Mr. Kinney shall perform the duties and services as CEO beginning on November 1, 2005 for a period of three years.

•

During his employment, Mr. Kinney shall receive (i) a salary of $17,500 per month or such higher rate   as may from time-to-time be agreed between us and Mr. Kinney, (ii) an annual bonus in the amount determined by our board of directors, in its sole discretion, and (iii) options to purchase 1,250,000 shares of our common stock at an exercise price of $1.00 per share, vesting one-third on October 1, 2006, one-third on October 1, 2007 and one-third on October 1, 2008.

•

We may by notice terminate the Employment Agreement, if at any time after October 1, 2006, the two Obligation Wells (as defined in a certain participation agreement) have failed to meet our expectations and the Sir Abu Nu’ayr exploration program does not provide us with commercially useful petroleum assets.

Before Mr. Kinney was appointed as a chief executive officer of the Company, he was retained by us as special legal counsel to advise us on petroleum matters as of April 1, 2005 and received legal cost of $53,919 from us for these services.

Consulting Agreement with Michael Noonan

In connection with the appointment of Mr. Michael Noonan as our Vice President Corporate on August 25, 2005, we entered into an Independent Contractor Services Agreement and a Confidentiality Agreement for the services of Mr. Noonan as our Vice President Corporate. Under these agreements, we anticipate that Mr. Noonan will serve as our Vice President Corporate until July 31, 2006 at a consulting fee of $10,000 per month. Under the terms of the Confidentiality Agreement, Mr. Noonan is prohibited from disclosing certain confidential information with respect to Sky Petroleum for a period of five years following the termination of the Independent Contractor Services Agreement. In connection with Mr. Noonan’s appointment as Vice President Corporate, we granted Mr. Noonan stock options exercisable to acquire 600,000 shares of common stock exercisable at $1.29 per share of which 200,000 shares vest on April 30, 2006, 200,000 vests on April 30, 2007 and 200,000 shares vest on April 30, 2008. Effective April 1, 2006 we entered into an addendum to the Independent Contractor Services Agreement to extend the term of the Agreement though July 31, 2007.

Consulting Agreement with Energy Services Group Dubai

Mr. Ian Baron, a director, is the founding partner of Energy Services Group Dubai (ESG), with which we entered into a Consulting and Business Development Agreement to retain the services of ESG to assist us in sourcing and in evaluating exploration and development opportunities. Pursuant to the Consulting Agreement EGS receives a retainer of $42,500 per month in return for which ESG must provide us with 25 man-days per month of consulting services ($1,700 per day). Additional days are charged at $1,700 per day and any days not used in a month are carried forward and credited to us for future use. The Consulting Agreement provides business development services to us on the basis that opportunities to participate in new ventures would first be presented to us and that Mr Baron would act as our negotiator on new ventures that we wished to pursue. The Consulting Agreement may be terminated on ninety days notice by either party.

Separation Agreement with Donald Cameron

We entered into a separation agreement with Donald C. Cameron, our former Chief Executive Officer, and Donald C. Cameron Consulting Ltd. The following are the material terms and conditions of the Separation Agreement:

•

The Independent Contractor Services Agreement dated April 1, 2005, between us and Mr. Cameron, under which Mr. Cameron provided services as our CEO, was terminated effective October 31, 2005. Mr. Cameron will receive monthly fee of $11,000 for the months of November 2005, December 2005 and January 2006.

•

Under a Contractor Agreement, we will retain Mr. Cameron for six months beginning February 1, 2006 through July 31, 2006 at a monthly consulting fee of $11,000 per month. We will also grant Mr. Cameron stock options exercisable to acquire 200,000 shares of common stock at $1.00 per share, which will vest and become exercisable over two years. The first half will vest on April 30, 2006 and the balance will vest on April 30, 2007.

•	Stock options previously granted to Mr. Cameron under the Contractor Agreement were terminated.

•

Mr. Cameron releases and discharges us from any claims, liabilities, costs and damages which Mr. Cameron has or may have against us for any act or omission occurred on or prior to the date of Mr. Cameron’s execution of the Separation Agreement.

Mr. Cameron acknowledged that all of the confidential information is valuable, proprietary and the exclusive property of the Company and that he will not use or reveal, divulge or permit the use by the third parties of any confidential information.

Separation Agreement with James Screaton

On May 29, 2006, we entered into a Separation Agreement with James Screaton, on his own behalf, and on behalf of Shorewood Financial Inc., a body corporate duly incorporated under the laws of the province of Alberta. The following are the material terms and conditions of the Separation Agreement:

The Independent Contractor Services Agreement (the “Contractor Agreement”), between the Company and Mr. Screaton, on behalf of himself and Shorewood Financial Inc., under which Mr. Screaton provided services as Chief Financial Officer of the Company, was terminated effective on May 29, 2006. Mr. Screaton will receive a monthly fee of $6,500 for the months of May, June, and July 2006.

Under the Separation Agreement, Mr. Screaton’s stock options, exercisable to acquire 133,333 shares of common stock at $0.50 per share, will be amended to vest and become exercisable over two years. The first half (66,666 shares) will vest on April 30, 2006 and the balance (66,667 shares) will vest on April 30, 2007. The options terminate two years after vesting.

All other stock options previously granted to Mr. Screaton under the Contractor Agreement were terminated.

Mr. Screaton releases and discharges the Company from any claims, liabilities, costs and damages which Mr. Screaton has or may have against the Company for any act or omission which occurred on or prior to the date of Mr. Screaton’s execution of the Separation Agreement.

Mr. Screaton also warrants that he has not filed nor will he file any claims, complaints, charges or lawsuits against the Company arising out of Mr. Screaton’s employment and discontinuation of employment.

Mr. Screaton acknowledges that all of the confidential information (as defined in the Separation Agreement) is valuable, proprietary and the exclusive property of the Company and that he will not use or reveal, divulge or permit the use by the third parties of any confidential information.

Consulting Agreement with VCFO

On February 5, 2007, we entered into a letter agreement with virtualcfo, Inc. (d/b/a/ vcfo), engaging the services of vcfo to provide oversight and guidance to the finance and accounting team. Under the Agreement, Mike Churchill, a Senior CFO at vcfo and our Chief Financial Officer, was assigned to us to provide CFO level support, including assisting us with operational and public reporting requirements, oversight and guidance of finance and accounting matters, and such other assistance as needed by our finance and accounting team. The Agreement provides that we will pay a $5,000 retainer to vcfo and consulting fees will be paid on an hourly basis and billed weekly. Mike Churchill’s services will be billed at $165 per hour. We have also agreed to pay certain expenses incurred by vcfo in providing the contracted services.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,383,333	1.10	1,273,815
Equity compensation plans not approved by security holders(2)	800,000	1.00	--
TOTAL	4,183,333	1.08	1,273,815
(1)

We have two stock option plans: a stock incentive plan for non-U.S. residents and a stock incentive plan for U.S. residents. Our stock incentive plan for non-U.S. residents authorizes the issuance of stock options to acquire up to 10% of our issued and outstanding shares of common stock and our stock incentive plan for U.S. residents authorizes the issuance of stock options to acquire up to a maximum of 4,657,148 shares of common stock (less the number of shares issuable upon exercise of options granted by the us under all other stock incentive plans on the date of any grant under the plan). As of December 31, 2006, 800,000 options were granted under the U.S. plan and 2,583,333 options were granted under the non-U.S. plan.

(2)

We entered into a termination and severance agreement with Mr. Cameron under which we agreed to grant Mr. Cameron 200,000 options outside of our stock option plans exercisable at $1.00 per share, vesting 100,000 options on April 30, 2006 and the balance will vest on April 30, 2007. We granted Mr. Ian Baron 600,000 options, effective November 16, 2005, under the terms of an option agreement outside of our stock option plans, 1/3 vesting on the first anniversary of the grant and 1/3 vesting each anniversary thereafter.

Subsequent to December 31, 2004, we adopted an incentive stock plan for non-U.S. residents on July 26, 2005, and an incentive stock plan for U.S. residents on August 25, 2005. Our stock incentive plan for non-U.S. residents authorizes the issuance of stock options to acquire up to 10% of our issued and outstanding shares of common stock and our stock incentive plan for U.S. residents authorizes the issuance of stock options to acquire up to a maximum of 4,657,148 shares of common stock (less the number of shares issuable upon exercise of options granted by the us under all other stock incentive plans on the date of any grant under the plan).

Adoption of Non-U.S. Stock Option Plan

On July 26, 2005, we adopted, and on July 31, 2006 our shareholders approved, the Sky Petroleum, Inc. Non-U.S. Stock Option Plan, effective as of April 1, 2005. The Non-U.S. Plan authorizes the issuance of stock options to acquire up to 10% of our issued and outstanding shares of common stock. The purpose of the Non-U.S. Plan is to aid us in retaining and attracting Non-U.S. residents that are capable of enhancing our prospects for future success, to offer such personnel additional incentives to exert maximum efforts for the success of our business, and to afford such personnel an opportunity to acquire a proprietary interest in the company through stock options. Our Compensation Committee administers the Non-U.S. Plan and determines the terms and conditions under which options to purchase shares of our common stock may be awarded. The term of an option granted under the Non-U.S.

Plan cannot exceed seven years and the exercise price for options granted under the Non-U.S. Plan cannot be less than the fair market value of our common stock on the date of grant.

Adoption of 2005 U.S. Stock Incentive Plan

On August 25, 2005, we adopted, and on July 31, 2006 our shareholders approved, the Sky Petroleum, Inc. 2005 U.S. Stock Incentive Plan for U.S. residents. The U.S. Plan authorizes the issuance of stock options and other awards to acquire up to a maximum of 3,321,600 shares of our common stock (less the number of shares issuable upon exercise of options granted by us under all other stock incentive plans on the date of any grant under the plan). The purpose of the U.S. Plan is to aid the Company in retaining and attracting U.S. personnel capable of enhancing our prospects for future success, to offer such personnel additional incentives to exert maximum efforts for the success of our business, and to afford such personnel an opportunity to acquire a proprietary interest in the company through stock options and other awards. The U.S. Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), options that are not incentive stock options, stock appreciation rights and various other stock-based grants. Our Compensation Committee administers the U.S. Plan and determines the terms and conditions under which options to purchase shares of our common stock or other awards may be granted to eligible participants. The term of an incentive stock option granted under the U.S. Plan cannot exceed ten years and the exercise price for options granted under the U.S. Plan cannot be less than the fair market value of our common stock on the date of grant.

Sales of Unregistered Securities

On February 7, 2006, we issued 500,000 shares of common stock to Paraskevi pursuant to the terms of our Compensation Agreement, dated May 11, 2005. The additional shares were issued in connection with advisory services provided to the Company in regard to our Participation Agreement with Buttes. Under the Compensation Agreement, we were obligated to issue the additional 500,000 shares once Sastaro provided US$12.5 million of funding to Buttes for drilling costs and the Mubarek H2 well spudded.

Repurchase of Securities

During 2006, neither us nor any of our affiliates repurchased common shares of the Company registered under section 12 of the Exchange Act of 1934, as amended.

PROPOSAL 2 — APPROVAL OF

THE 2006 AUDITED FINANCIAL STATEMENTS

What am I voting on?

The Company’s audited financial statements for the fiscal year ended December 31, 2006 are included in the Annual Report on Form 10-KSB which accompanies this Proxy Statement. These financial statements were prepared by the Company and audited by the Company’s independent registered public accounting firm, BDO Patel & Al Saleh. Please review the Report of the Independent Registered Public Accounting Firm for a discussion of the audit process.

These financial statements provide a Consolidated Balance Sheet as at December 31,2006, Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity, and Consolidated Statements of Cash Flows for the fiscal year ended December 31, 2006.

The proposal seeks stockholder approval of the 2006 audited financial statements.

The Board recommends a vote FOR the ratification of the 2006 Audited Financial Statements.

PROPOSAL 3 — RATIFICATION OF

THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected BDO Patel & Al Saleh to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2007.

This proposal seeks shareholder ratification of the appointment of BDO Patel & Al Saleh.

Will a representative of BDO Patel & Al Saleh be present at the Annual Meeting?

The Company does no expect that a representative of BDO Patel & Al Saleh will be present at the Annual Meeting and therefore will not be available to make a statement or answer questions.

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective on September 29, 2006, we terminated the services of our principal independent auditor, Beckstead and Watts, LLP, Chartered Accountants of Henderson, Nevada (Beckstead and Watts). We engaged BDO Patel and Al Saleh, of Dubai, United Arab Emirates (BDO), as our new principal independent accountant effective on September 29, 2006, to audit our financial records.

Effective on October 31, 2006, we re-appointed Beckstead and Watts to be our principal independent auditor for the purpose of reviewing our third-quarter financial statements. The re-appointment was made because BDO, which we had previously engaged as our principal independent auditor, was not yet registered with the Public Company Accounting Oversight Board (PCAOB) and the transition process to BDO had taken longer than expected. The re-appointment of Beckstead and Watts was recommended and approved by our Audit Committee, within its powers as granted by the Company’s Audit Committee Charter.

Subsequently, BDO completed its registration with PCAOB, and effective on March 1, 2007 we terminated the services of Beckstead and Watts and re-appointed BDO. The change in auditor was recommended and approved by our Audit Committee, within its powers as granted by the Company’s Audit Committee Charter.

In Beckstead and Watts’ principal accountant reports on the Company’s financial statements for each of the past two years, no adverse opinion was issued and no opinion of Beckstead and Watts was modified as to audit scope or accounting principles. Beckstead and Watts’ principal accountant report on the Company’s financial statements for the year-ended December 31, 2004, as reported in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005, contained a disclaimer paragraph concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty. No other reports in each of the past two years contained a disclaimer of opinion or were modified as to uncertainty.

In the two most recent fiscal years and any interim period preceding the dismissal of Beckstead and Watts, we are not aware of any disagreements with Beckstead and Watts on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Beckstead and Watts, would have caused it to make references to the subject matter of the disagreement(s) in connection with its report. We are not aware of any reportable events (as defined in Item 304(a) (1) (iv) (B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of Beckstead and Watts.

BDO is registered with the Public Company Accounting Oversight Board. During the two most recent fiscal years and the interim period preceding the appointment of BDO, we have not consulted BDO regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that we considered an important factor in reaching a decision as to the accounting or financial reporting issue; or any matter that was either the subject of a disagreement or event (as defined in Regulation S-B, Item 304(a)(1)(iv)(B)).

Audit Fees

The aggregate fees billed by the Company’s auditors for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for fiscal 2006 and 2005 and reviews of the consolidated financial statements included in the Company’s Forms 10-KSB for fiscal 2006 and 2005 were $73,081 and $10,750, respectively.

Audit-Related Fees

The aggregate fees billed by the Company’s auditors for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above for fiscal 2006 and 2005 were nil and $1,500, respectively.

Tax Fees

The aggregate fees billed by the Company’s auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2006 and 2005 were $6,750 and $nil, respectively.

All Other Fees

The aggregate fees billed by the Company’s auditors for all other non-audit services rendered to the Company, such as attending meetings and other miscellaneous financial consulting, for fiscal 2006 and 2005 were $nil and $nil, respectively.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Our audit committee approves all services provided by our independent accountant.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the meeting.

By Order of the Board of Directors,

/s/ Michael D. Noonan Michael D. Noonan
Secretary

Austin, Texas

May 30, 2007

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

THE PROXY CARD ACCOMPANIES THIS PROXY STATEMENT

SKY PETROLEUM, INC.
401 CONGRESS AVE
SUITE 1540
AUSTIN, TX 78701

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sky Petroleum, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sky Petroleum, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SKYPE1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SKY PETROLEUM, INC.

The Board of Directors Recommends a Vote "FOR ALL NOMINEES" in Item 1.

Item 1. ELECTION OF DIRECTORS.

NOMINEES

		For All	Withhold All	For All Except
01) Ian R. Baron	04) Brent D. Kinney	☐	☐	☐
02) Peter J. Cockcroft	05) Nigel McCue			
03) Karim Jobanputra	06) Michael D. Noonan			

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors Recommends a Vote "FOR" Items 2 and 3.

Items 2 and 3.	For	Against	Abstain
Item 2. Approval of 2006 Audited Financial Statements	☐	☐	☐
Item 3. Ratification of the Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

PLEASE SIGN YOUR PROXY BELOW (JOINT HOLDERS MUST BOTH SIGN):

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF
SKY PETROLEUM, INC.

June 27, 2007

PROXY SOLICITED BY BOARD OF DIRECTORS

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will not be voted FOR or AGAINST any Item, but your shares will still be counted for the purposes of establishing a quorum at the annual meeting.

If votes are not specified on a returned proxy, a vote FOR ALL NOMINEES in Item 1 and FOR Items 2 and 3 will be voted at the annual meeting.

Cumulative voting rights are not authorized for the election of directors.

Address Changes: ____

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN YOUR PROXY ON THE REVERSE SIDE

A-1